Exhibit 99.1

Update on Harbin Pharmaceutical Group Transaction

GNC Third Quarter 2018 Earnings Release, Webcast and Conference Call Rescheduled for November 9, 2018

PITTSBURGH, October 30, 2018 /Globe Newswire/ - GNC Holdings, Inc. (NYSE: GNC) announced today that it is continuing to work with Harbin Pharmaceutical Group Holding Co., Ltd. ("Hayao") towards completing their previously announced $300 million strategic investment by Hayao in GNC, as well as the joint venture between the companies in China. As previously announced, GNC and Hayao have received approvals for the transaction from each company’s shareholders, as well as regulatory approvals from the Committee on Foreign Investment in the United States ("CFIUS") and the respective competent local subdivisions of the State-owned Assets Supervision and Administration of State Counsel ("SASAC") of the People’s Republic of China ("PRC") and the PRC’s Ministry of Commerce ("MOFCOM"). In addition, the companies previously announced that Hayao received written notice from the competent local subdivision of the PRC’s National Development and Reform Commission ("NDRC") that the transaction has been accepted and filed. The transaction remains subject to the required procedural step of foreign exchange registration with the State Administration of Foreign Exchange ("SAFE") for the PRC, as well as final negotiation and execution of definitive documentation for the Chinese joint venture. The companies currently expect to complete the transaction within the timeframe contemplated by the securities purchase agreement, but there can be no assurance that the remaining closing conditions will be satisfied or waived within that timeframe.

As a result, GNC will postpone the release of third quarter 2018 results from October 31, 2018 to after the market closes on November 9, 2018. A webcast and conference call to discuss the results will be held at 4:30 pm Eastern Time on that day.

To participate on the live call listeners in North America may dial 1-888-599-8686 and international listeners may dial 1-323-794-2551. It is encouraged that callers dial in 5-10 minutes prior to the start of the call. In addition, a live webcast of the call will be available on www.gnc.com via the Investor Relations section under "About GNC." A replay of this webcast will be available through November 23, 2018.

About Us

GNC Holdings, Inc. (NYSE: GNC), headquartered in Pittsburgh, PA - is a leading specialty health, wellness and performance retailer.

GNC connects customers to their best selves by offering a premium assortment of health, wellness and performance products, including protein, performance supplements, weight management supplements, vitamins, herbs and greens, wellness supplements, health and beauty, food and drink and other general merchandise. This assortment features proprietary GNC and nationally recognized third-party brands.

GNC's diversified, multi-channel business model generates revenue from product sales through company-owned retail stores, domestic and international franchise activities, third-party contract manufacturing, e-commerce and corporate partnerships. As of June 30, 2018, GNC had approximately 8,800 locations, of which approximately 6,600 retail locations are in the United States (including approximately 2,400 Rite Aid franchise store-within-a-store locations) and franchise operations in approximately 50 countries.

Forward-Looking Statements

This communication contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the Company’s financial condition, results of operations and business that is not historical information. Forward-looking statements can be identified by the use of terminology such as “subject to,” “believes,” “anticipates,” “plans,” “expects,” “intends,” “estimates,” “projects,” “may,” “will,” “should,” “can,” the negatives thereof, variations thereon and similar expressions, or by discussions regarding dividend, share repurchase plan, strategy and outlook. While the Company believes there is a reasonable basis for its expectations and beliefs, they are inherently uncertain. The Company may not realize its expectations and its beliefs may not prove correct. Many factors could affect future performance and cause actual results to differ materially from those matters expressed in or implied by forward-looking statements, including but not limited to (1) conditions to the closing of the Hayao transaction may not be satisfied and required regulatory approval may not be obtained; (2) the Hayao transaction may involve unexpected costs, liabilities or delays; (3) the business of the Company may suffer as a result of uncertainty surrounding the Hayao transaction; (4) the outcome of any legal proceedings related to the Hayao transaction; (5) the Company may be adversely affected by other economic, business, legislative, regulatory and/or competitive factors; (6) the occurrence of any event, change or other circumstances that could give rise to the termination of the Securities Purchase Agreement with Hayao; or (7) other risks to consummation of the Hayao transaction, including the risk that the Hayao transaction will not be consummated within the expected time period or at all. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. Actual results could differ materially from those described or implied by such forward-looking statements. For a listing of factors that may materially affect such forward-looking statements, please refer to the Company’s Annual Report on Form 10-K for the year ended December 31, 2017.

Contacts

Investors: Matt Milanovich, Senior Director - Investor Relations, Strategy & Analysis, (412) 402-7260; or John Mills, Partner - ICR, (646) 277-1254